As filed with the Securities and Exchange Commission on May 31, 2022

Registration No. 333-114744

Registration No. 333-98933

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-114744

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-98933

UNDER
THE SECURITIES ACT OF 1933

AVIS BUDGET GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-0918165
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6 Sylvan Way, Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

AB Car Rental Services, Inc. Retirement Savings Plan
AB Car Rental Services, Inc. Retirement Savings Plan for Bargaining Hourly Employees
Cendant Corporation 1999 Broad-Based Employee Stock Option Plan
Cendant Corporation 1997 Stock Option Plan
Former Officer Option Grant

Avis Budget Group, Inc. Employee Savings Plan

Avis Voluntary Investment Savings Plan for Bargaining Hourly Employees

(Full Title of Plans)

Jean M. Sera
SVP, General Counsel, Chief Compliance Officer

and Corporate Secretary

6 Sylvan Way

Parsippany, New Jersey 07054

(Name and Address of Agent For Service)

(973) 496-4700

(Telephone Number, including area code, of Agent For Service)

Copies to:

Luke R. Jennings
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
(212) 373-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Avis Budget Group, Inc. (f/k/a Cendant Corporation) (the “Registrant”) has previously filed with the Securities and Exchange Commission each of the Registration Statements on Form S-8 (collectively, the “Registration Statements”) relating to the offering of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), and associated plan interests, pursuant to the plans listed below next to each Registration Statement (collectively, the “Plans”):

SEC File No.	Filing Date	Name of Plans
333-114744	April 23, 2004	AB Car Rental Services, Inc. Retirement Savings Plan (f/k/a Cendant Car Rental Operations Support, Inc. Retirement Savings Plan)
AB Car Rental Services, Inc. Retirement Savings Plan for Bargaining Hourly Employees (f/k/a Cendant Car Rental Operations Support, Inc. Retirement Savings Plan for Bargaining Hourly Employees) (the “Retirement Savings Plan”)
Cendant Corporation 1999 Broad-Based Employee Stock Option Plan
Cendant Corporation 1997 Stock Option Plan
Former Officer Option Grant
333-98933	August 29, 2002	Avis Budget Group, Inc. Employee Savings Plan (f/k/a Cendant Corporation Employee Savings Plan) (the “Employee Savings Plan”, and together with the Retirement Savings Plan, the “401(k) Plans”)
Avis Voluntary Investment Savings Plan for Bargaining Hourly Employees

The Registrant has terminated the offerings contemplated by the Plans, including the option for participants to invest new contributions into the 401(k) Plans. In accordance with the undertakings contained in the Registration Statements, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statements (this “Post-Effective Amendment”) to deregister all shares of Common Stock and associated plan interests registered pursuant to the Registration Statements that have not been issued pursuant to the Plans.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on May 31, 2022.

AVIS BUDGET GROUP INC.

By:	/s/ Jean M. Sera
Jean M. Sera
SVP, General Counsel, Chief Compliance Officer and Corporate Secretary

Note: No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act.

The Plans. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plans) have duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, on May 31, 2022.

AB CAR RENTAL SERVICES, INC. RETIREMENT SAVINGS PLAN FOR BARGAINING HOURLY EMPLOYEES

By:	/s/ Edward P. Linnen
Edward P. Linnen
Executive Vice President and Chief Human Resources Officer Avis Budget Group, Inc.

AVIS BUDGET GROUP, INC. EMPLOYEE SAVINGS PLAN

By:	/s/ Edward P. Linnen
Edward P. Linnen
Executive Vice President and Chief Human Resources Officer Avis Budget Group, Inc.